INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-45437 of America's Utility Fund, Inc. of our report dated February 4, 1997, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------


Richmond, Virginia
April 30, 1998